EXHIBIT 3.1

ARTICLES OF INCORPORATION
OF
CELLULAR RADIO SYSTEMS, INC.

     The undersigned natural person, being more than eighteen (18) years of age, hereby establishes a corporation pursuant to the statutes of Colorado and adopts the following Articles of Incorporation.

     FIRST: The name of the corporation is CELLULAR RADIO SYSTEMS, INC.

     SECOND: The corporation shall have perpetual existence.

     THIRD: (a) Purposes. The nature, objects and purposes for which the corporation is organized are to engage in the manufacture, assembly, licensing and sale of cellular radio and communications equipment and accessories, to engage generally in the cellular communications business, to invest in real and personal property, and to engage in any other lawful activity permitted under the laws of the State of Colorado, whether or not connected with any of the foregoing objects and purposes, which is calculated, directly or indirectly, to promote the interests of the corporation or to enhance the value of its property.

     (b) Powers. In furtherance of the foregoing purposes the corporation shall have and may exercise all of the rights, powers, and privileges now or hereafter conferred upon corporations organized under the laws of Colorado. In addition, it may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes.

     FOURTH: (a) Authorized Shares. The aggregate number of shares which the corporation shall have authority to issue is fifty million (50,000,000) shares of $.001 par value each, which shares shall be designated "Common Stock."

     (b) Consideration for Shares. All shares of Common Stock shall be issued by the corporation for cash, property, or services actually performed, for no less than the par value of $.001 per share of Common Stock. All shares shall be fully paid and nonassessable.

     (c) Dividends. Dividends in cash, property or shares of the corporation may be paid upon the Common Stock, as and when declared by the board of directors, out of funds of the corporation to the extent and in the manner permitted by law.

     (d) Voting Rights; Cumulative Voting. Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of directors of the corporation.

     (e) Denial of Preemptive Rights. No holder of any shares of the corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the corporation, including shares or securities held in the treasury of the corporation.

     (f) Distribution in Liquidation. Upon any liquidation, dissolution or winding up of the corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the corporation shall be distributed, either in cash or in kind, pro rata to the holders of the Common Stock.

     (g) Partial Liquidation. The Board of Directors may, from time to time, distribute to the shareholders in partial liquidation, out of stated capital, or capital surplus of the corporation, a portion of its assets, in cash or property, subject to the limitations contained in the statutes of Colorado.

     FIFTH: Three directors shall constitute the initial board, their names and addresses being as follows:

           Kenneth V. Orashan                  Edward H. Hawkins
           16551 E. Kansas Drive               10200 E. Girard Avenue, #107A
           Aurora, Colorado 80017              Denver, Colorado 80231

                              Lutie R. McDowell
                              10200 E. Girard Avenue, #107A
                              Denver, Colorado 80231

     SIXTH: The address of the registered office of the corporation is 469 South Cherry Street, Suite 200, Denver, Colorado 80222. The name of its initial registered agent at such address is Ronald J. Miller. The corporation may conduct part or all of its business in any other part of Colorado, or of the United States or of the World. It may hold, purchase, mortgage, lease and convey real and personal property in any of such places.

     SEVENTH: The corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the registered holder of such shares, whether or not the corporation shall have either actual or constructive notice of the interests of such purchaser, assignee, or transferee or other person. The purchaser, assignee, or transferee of any of the shares of the corporation shall not be entitled: to receive notice of the meetings of the shareholders; to vote at such meetings; to examine a list of the shareholders; to be paid dividends or other sums payable to shareholders; or to own, enjoy and exercise any other property or rights deriving from such shares against the corporation, until such purchaser, assignee, or transferee has become the registered holder of such shares.

     EIGHTH: The following provisions are inserted for the management of the new business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

     (a) Right of Directors to Contract with Corporation. No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or avoidable solely because of such relationship or interest or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

          (i) The fact of such relationship of interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

          (ii) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

          (iii) The contract or transaction is fair and reasonable to the corporation.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

     (b) Corporate Opportunity. The officers, directors and other members of management of this corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by this corporation's board of directors as evidenced by resolutions appearing in the corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The board of directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its board of directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by the corporation. This provision shall not be construed to release any employee of this corporation (other than officer, director or member of management) from any duties which he may have to this corporation.

     (c) Indemnification of Directors and Others.

          (i) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

          (ii) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation; but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

          (iii) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (iv) Any indemnification under (i) or (ii) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said paragraphs
     (i) or (ii) of this Article. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

          (v) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors as provided in paragraph (iv) of this section upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this section.

          (vi) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

          (vii) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

          (viii) A unanimous vote of all shares entitled to vote thereon shall be required to amend this section.

     (d) Shareholder Voting.

          (i) One-third of the shares entitled to vote represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

          (ii) When, with respect to any action to be taken by shareholders of this Corporation, the laws of Colorado require the vote or concurrence of the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof.

     (e) Adoption and Amendment of Bylaws. The initial bylaws of the corporation shall be adopted by its board of directors. The power to alter, amend or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the holders of common stock may also alter, amend or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or these Articles of Incorporation.

     NINTH: The name and address of the incorporator is:

                    Ronald J. Miller
                    469 South Cherry Street, Suite 200
                    Denver, Colorado 80222

     DATED this 5th day of May, 1983.

                                                  /s/ Ronald J. Miller
                                                  --------------------
                                                  Ronald J. Miller

STATE OF COLORADO)
                      )ss.
COUNTY OF ARAPAHOE    )

         I, Debra A. Teaman, a Notary Public, hereby certify that on the 5th day of May, 1983, personally appeared before me Ronald J. Miller, being by me first duly sworn, who declared that he is the person who signed the foregoing document as incorporator and that the statements contained therein are true.

         Witness my hand and official seal.

         My commission expires:   September 22, 1985.

         My address is:  469 S. Cherry Street, Suite 200, Denver, CO 80222.


                                                 /s/ Debra A. Teaman
                                                 -------------------
                                                 Notary Public

[S E A L]